

<ARTICLE> 5
<LEGEND> This schedule contains summary financial information extracted from
Illinois Bell Telephone Company's December 31, 1995 Financial Statements and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                          DEC-31-1995
<PERIOD-END>                               DEC-31-1995
<CASH>                                             300
<SECURITIES>                                         0<F1>
<RECEIVABLES>                                  864,000
<ALLOWANCES>                                    48,800
<INVENTORY>                                     17,800
<CURRENT-ASSETS>                               859,700
<PP&E>                                       8,444,700
<DEPRECIATION>                               4,689,400
<TOTAL-ASSETS>                               4,980,300
<CURRENT-LIABILITIES>                        1,341,300
<BONDS>                                      1,061,200
<COMMON>                                     1,638,800
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<OTHER-SE>                                   (399,800)
<TOTAL-LIABILITY-AND-EQUITY>                 4,980,300
<SALES>                                              0<F2>
<TOTAL-REVENUES>                             3,414,000
<CGS>                                                0<F3>
<TOTAL-COSTS>                                2,396,800
<OTHER-EXPENSES>                               (7,500)
<LOSS-PROVISION>                                44,700
<INTEREST-EXPENSE>                             117,200
<INCOME-PRETAX>                                907,500
<INCOME-TAX>                                   334,200
<INCOME-CONTINUING>                            573,300
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                   573,300
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1> Securities are not material and therefore have not been stated separately in the financial statements. This amount is included in the Cash tag.

<F2> Net sales of tangible products is not more than 10% of total operating revenues and therefore has not been stated separately in the financial statements pursuant to Regulation S-X, Rule 5-03(b). This amount is included in the "Total Revenues" tag.

<F3> Cost of tangible goods sold is included in cost of service and products in the financial statements and the "Total Cost" tag, pursuant to Regulation S-X, Rule 5-03(b).



